Exhibit 99.1

Media contacts:
Noah Dye / Aida Causevic	Lorrie Hunsaker
LEWIS PR	St. Bernard Software
(619) 708-7413 / (619) 516-2559	(858) 524-2041
sbs@lewispr.com	hunsaker@stbernard.com

Investor Relations contacts:

MKR Group, LLC

Charles Messman or Todd Kehrli

818-556-3700

sbsw@mkr-group.com

St. Bernard Software Completes Acquisition of Singlefin

Hosted IT security services immediately available for SME market

San Diego, CA – October 17, 2006 – St. Bernard Software, Inc. (OTCBB: SBSW), a global provider of security solutions for small- and medium-sized enterprises (SMEs), has completed its acquisition of Singlefin, pursuant to the Agreement and Plan of Merger Reorganization between the companies announced October 4, 2006. Singlefin is a provider of managed security and business services.

The acquisition of Singlefin reinforces St. Bernard Software’s commitment to the SME market by adding hosted or ‘in the cloud’ services to its already leading email and Web filtering appliances. St. Bernard Software now provides true, industry leading IT security choices for current and future SME customers, including secure content management, data security and business continuity.

For further information on St. Bernard Software and its complete suite of security products, please visit www.stbernard.com. Additional information on Singlefin can be found at www.singlefin.net.

About St. Bernard Software

St. Bernard Software (OTCBB: SBSW) is a global provider of security solutions, including Internet and email filtering appliances, patch management and data backup solutions. St. Bernard Software also provides the SME market with a complete line of hosted security solutions, including email, IM and URL filtering services.

Deployed across millions of computers worldwide, the company’s award-winning products deliver innovative security solutions that offer the best combination of ease-of-use, performance and value. Established in 1995 with headquarters in San Diego, CA and an international office in the United Kingdom, St. Bernard Software sells and supports its products directly and through solution partners worldwide. For more information, please visit www.stbernard.com.

About Singlefin

Singlefin is a leader internationally in providing managed security and business services to small and medium sized companies. Singlefin’s enterprise-class services are delivered as on-demand, hosted services that save customers money and time that they would otherwise spend on IT infrastructure, deployment and maintenance costs.

Singlefin’s solutions handle every aspect of security from attachment filters, to archiving integration and back-ups to anti-virus protection, to outbound filtering, compliance filtering, routing and more. Singlefin is the only company to handle configurable and scaleable e-mail, web filtering and instant messaging management, and to provision these services instantly over the Web. Singlefin is privately funded and is headquartered in San Diego, Calif. For more information, please visit the Web site at www.singlefin.net or e-mail at info@singlefin.net.

©2006 St. Bernard Software Inc. All rights reserved. The St. Bernard Software logo, and Open File Manager are trademarks of St. Bernard Software Inc. UpdateEXPERT, ePrism and iPrism are registered trademarks of St. Bernard Software Inc. All other trademarks and registered trademarks are hereby acknowledged.

This press release may contain forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, among other things, any projections of earnings, revenues (including where the underlying contract has already been signed), or other financial items; any statements of the plans, strategies, and objectives of management for future operations; any statements concerning proposed new products, services, or developments; any statements regarding future economic, market segment or industry conditions or performance; statements of belief and any statement of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include, among other things, risks associated with the integration of Singlefin’s business, products and service offerings with the Company’s existing business, products and services, risks associated with retaining Singlefin’s employees and customers, performance of contracts by customers and partners; employee management issues; the timely development, production and acceptance of products and services and their feature sets; the challenge of managing asset levels, including inventory; the flow of products into third-party distribution channels; and the difficulty of keeping expense growth at modest levels while increasing revenues. Announcements of contract awards should not be interpreted as reflecting revenue in any particular period and may relate to revenue recorded in prior periods. These and other risks and factors that could cause events or our results to differ from those expressed or implied by such forward-looking statements are described in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other subsequent filings with the Securities and Exchange Commission. We assume no obligation and do not intend to update these forward-looking statements.

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